Exhibit 99(d)
                          PRESS RELEASE


FOR IMMEDIATE RELEASE
THURSDAY
JULY 24, 1997

CONTACT PERSON:         STACY DUCKETT, VICE PRESIDENT
                        TCBY ENTERPRISES, INC.
                        CORPORATE COMMUNICATIONS
                        (501) 688-8229

                        GUY McNEIL, DIRECTOR OF
                        FAST FOOD MARKETING
                        TRAVELCENTERS OF AMERICA, INC.
                        (216) 808-3068





                TCBY SIGNS DEVELOPMENT AGREEMENT
               WITH TRAVELCENTERS OF AMERICA, INC.


LITTLE  ROCK,  AR  -          Thursday  (July  24,  1997)   -  TCBY
ENTERPRISES, INC. (NYSE:TBY) today announced it has signed a development agreement with  TravelCenters of America,  Inc.
("TA").      Under   terms   of   the   agreement,    "TCBY"
Treats(Registered) locations  may be  located in  TA  travel
centers.     There  are   currently  six   locations   under
development around the country.  There are approximately 125
TA locations across the United States.

"TCBY is proud to be working with TA to develop locations," said Herren C. Hickingbotham, President of TCBY Enterprises, Inc. "Convenience store development is a strong growth area for us. TA will certainly make a positive contribution to that growth."

"We are very excited to be working with TCBY," said Guy McNeil, Director of Fast Food Marketing. "TA realized the benefits of developing locations with branded concepts. A TCBY Treats location is the perfect complement to our operations."

TravelCenters  of  America,   Inc.,  with  headquarters   in
Westlake, Ohio, is the largest centrally-operated network of travel centers in the country serving highway travelers coast to coast.

TCBY Enterprises, Inc., through subsidiary companies, manufactures and sells soft serve frozen yogurt, hardpack frozen yogurt, hardpack ice cream, and frozen novelty products, and markets foodservice equipment. The Company is
the  world's  largest   manufacturer-franchisor  of  frozen
yogurt. The Company, through subsidiaries, develops locations and products under the "TCBY"(Registered) and Juice Works(Registered) brands.

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